$200,000,000

                    6.30% Putable/Callable Subordinated Notes
                               Due April 15, 2028


                                          Underwriting Agreement



                                                                  April 16, 1998


To the Representative named in Schedule I hereto of the Underwriters named in Schedule II hereto

Dear Sirs:

                  First Union Corporation ("First Union"), a North Carolina corporation, proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as Representative (the "Representative"), its designated debt securities named in Schedule I hereto (the "Securities"), in the aggregate principal amount set forth in such Schedule
I. The Securities will be issued under the indenture referenced in Schedule I hereto (the "Indenture"), between First Union and the trustee named in Schedule I (the "Trustee").

                  1. Representations and Warranties. First Union represents and warrants to, and agrees with, each Underwriter that:

                  (a) The registration statement (File No. 33- 61941) on Form S-3, and the registration statement (File No. 333-34151) on Form S-3 (the "registration statements"), including a prospectus which, as supplemented, shall be used in connection with the sale of the Securities, have been filed with the Securities and Exchange Commission (the "Commission"), in the forms heretofore delivered to the Representative. Each registration statement, as it may have been amended prior to the date of this Agreement, has become effective under the Securities Act of 1933, as amended (the "Act"). (The registration statements, as amended




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         to the date of this Agreement, are hereinafter collectively referred to as the "Registration Statement"; such prospectus (which shall be in the form in which it has been most recently filed, or transmitted for filing, with the Commission on or before the date of this Agreement, as the same is proposed to be added to or changed), as supplemented by a prospectus supplement relating to the Securities, filed or transmitted for filing with the Commission pursuant to Rule 424 under the Act and used in connection with the sale of the Securities, is hereinafter referred to as the "Prospectus"; and such prospectus supplement is hereinafter referred to as the "Prospectus Supplement". Any reference herein to the Registration Statement, a preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of this Agreement.)

                  (b) The Registration Statement, at the time it became effective, and any amendments thereof filed prior to the date hereof, as of their respective effective dates, conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations of the Commission thereunder; the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, and any amendments thereof and supplements thereto, as of their respective effective or issue dates, will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder, and no such document, as of such respective dates and, in the case of the Prospectus and any amendments thereof or supplements thereto, as of the Closing Date (as hereinafter defined), included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated

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         therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided that First Union makes no representations or warranties as to (i) the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to First Union by or on behalf of any Underwriter specifically for use in connection with the preparation of the Prospectus or any amendment thereof or supplement thereto.

                  (c) First Union has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business.

                  (d) The Securities have been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of First Union entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, at the Closing Date (as defined in Section 3 hereof), the Indenture will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the letter agreement referenced in Schedule I hereto (the "Option Agreement") and the calculation agency agreement referenced in Schedule I hereto (the "Calculation Agency Agreement") have each been duly authorized and, at the Closing Date, will each constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

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         and the Securities, the Indenture, the Option Agreement, and the
         Calculation Agency Agreement conform in all material respects to the descriptions thereof in the Prospectus.

                  (e) First Union, First Union National Bank and First Union Investors, Inc. each has all corporate power and authority necessary to execute and deliver this Agreement, the Indenture, the Option Agreement, and the Calculation Agency Agreement and the Securities, as applicable, and to perform their respective obligations hereunder and thereunder; the execution, delivery and performance of, as applicable this Agreement, the Indenture, the Option Agreement, and the Calculation Agency Agreement and the Securities by First Union, First Union National Bank and First Union Investors, Inc. and compliance with the provisions hereof and thereof by First Union, First Union National Bank and First Union Investors, Inc., as applicable, will not constitute a breach of or default under, the corporate charter or by-laws of First Union, or any material agreement, indenture or other instrument relating to indebtedness for money borrowed to which First Union is a party, or, to the best of First Union's knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over First Union or any property of First Union, which breach or default would be reasonably likely to have a material adverse effect on First Union and its subsidiaries taken as a whole; and, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement, the Indenture, the Option Agreement, the Calculation Agency Agreement and the Securities by First Union, First Union National Bank and First Union Investors, Inc., as applicable, except such as have been made or obtained or will be made or obtained on or before the Closing Date (as defined in Section 3) and except such as may be required under applicable state securities or "blue sky" laws.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, First Union agrees to sell to each Underwriter, and each Underwriter agrees, severally and

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



not jointly, to purchase from First Union, at the purchase price set forth in
Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in
Schedule I hereto, which date and time may be postponed by agreement between the Representative and First Union (such date and time of delivery of and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of First Union in the manner and type of funds specified in Schedule I. Certificates for the Securities shall be registered in such names and in such denominations as the Representative may request not less than one full business day in advance of the Closing Date.

                  First Union agrees to have the Securities avail able for inspection, checking and packaging in New York, New York, on the business day prior to the Closing Date.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale as set forth in the Prospectus.

                  5. Agreements. First Union agrees with the several Underwriters that:

                  (a) First Union will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424 under the Act and will promptly advise the Representative when the Prospectus has been so filed or transmitted for filing, and, prior to the termination of the offering of the Securities to which such Prospectus relates, also will promptly advise the Representative (i) when any amendment to the Registration Statement has become effective or any further supplement to the Prospectus has been so filed or transmitted for filing, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of

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         any stop order suspending the effectiveness of the Registration
         Statement or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by First Union of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. First Union will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as reasonably possible the withdrawal thereof. For so long as a prospectus relating to the Securities is required to be delivered under the Act, First Union will not file or transmit for filing any amendment to the Registration Statement or supplement to the Prospectus which relates to the Securities unless First Union has furnished you or counsel for the Underwriters a copy for your review prior to filing or transmission for filing.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus in connection with the sale of the Securities to comply with the Act or the rules and regulations of the Commission thereunder, promptly after becoming aware thereof, First Union will notify the Representative or counsel for the Underwriters and, upon either one's reasonable request, prepare and file or transmit for filing with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance.

                  (c) First Union will make generally available to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of First Union during which the filing, or transmission for filing, of the Prospectus pursuant to Rule 424 under the Act occurs (except not later than 90 days after the end of such period if such quarter is the last fiscal quarter), an earnings statement (which

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         need not be audited) of First Union and its subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) of the Act.

                  (d) First Union will use its best efforts to furnish in New York City to each of the Underwriters prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, as many copies of the Prospectus, each related preliminary prospectus supplement and all amendments of and supplements to such documents as may be reasonably requested.

                  (e) First Union will pay all expenses incident to the performance of its obligations under this Agreement, and will pay the expenses of printing and filing all documents relating to the offering and mailing and delivering such to Underwriters and dealers, any filing fee incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, all expenses in connection with the qualification of the Securities for offering and sale under state securities laws (including the fees and disbursements of counsel to the Underwriters in connection with such qualification and the preparation of the Blue Sky and legal investment surveys), any taxes payable in connection with the sale and delivery of the Securities by First Union to the Underwriters, and any fees charged for rating the Securities.

                  (f) First Union will use its reasonable best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that First Union shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                  (g) During the period beginning from the date of this Agreement and continuing until the Closing Date or such longer period as may be agreed to by First Union and set forth in Schedule I hereto relating to the Securities, First Union will not offer, sell, contract

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         to sell or otherwise dispose of any of its debt securities which mature more than one year after the Closing Date and which are substantially similar to the Securities without the prior written consent of the Representative.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of First Union contained herein as of the date hereof and the Closing Date, to the accuracy in all material respects of the statements of First Union made in any certificates pursuant to the provisions hereof, to the performance in all material respects by First Union of its obligations hereunder and to the following additional conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or have been threatened as of the Closing Date; and all requests for additional information on the part of the Commission shall have been complied with.

                  (b) First Union shall have furnished to the Representative a certificate, dated the Closing Date, of First Union, signed by the principal financial or accounting officer of First Union, to the effect that, to the best of his knowledge after reasonable investigation:

                           (i) The representations and warranties of First Union
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and First Union has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, in all material respects;

                      (ii) No stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened as of such date;

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                     (iii) Since the date of the most recent financial
                  statements included in the Prospectus, there has been no material adverse change in the financial position, results of operations, cash flows or prospects relating thereto of First Union and its subsidiaries consolidated, except as set forth in or contemplated by the Prospectus; and

                      (iv) Since the date of this Agreement, (A) no downgrading
                  has occurred in the rating accorded First Union's unsecured debt securities or preferred stock as described in Section 6(h)(i) and (B) no announcement has been made with respect to any rating accorded First Union's unsecured debt securities or preferred stock as described in Section 6(h)(ii).

                  (c) First Union shall have furnished to the Underwriters the opinion, dated the Closing Date, of Marion A. Cowell, Jr., Executive Vice President, Secretary and General Counsel of First Union, to the effect that:

                           (i) First Union has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of North Carolina, with corporate power and authority under such laws to own its material properties and to conduct its business substantially as described in the Prospectus;

                      (ii) The Securities have been duly authorized, executed,
                  issued and delivered and, assuming authentication by the Trustee in the manner contemplated in its certificate, constitute valid and legally binding obligations of First Union entitled to the benefits provided by the Indenture; and the Securities, the Indenture, the Option Agreement, and the Calculation Agency Agreement conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

                     (iii) The Indenture has been duly authorized, executed and delivered by First Union, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation

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                  of First Union enforceable in accordance with its terms,
                  subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Option Agreement and the Calculation Agency Agreement have each been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of such parties;


                      (iv) First Union, First Union National Bank and First
                  Union Investors, Inc. each has all corporate power and authority necessary to execute and deliver this Agreement, the Indenture, the Securities, the Option Agreement, and the Calculation Agency Agreement, as applicable, and to perform their respective obligations hereunder and thereunder; this Agreement has been duly authorized, executed and delivered by First Union; the execution, delivery and performance of, as applicable, this Agreement, the Indenture, the Securities, the Option Agreement, and the Calculation Agency Agreement by First Union, First Union National Bank and First Union Investors, Inc. and compliance with the provisions hereof and thereof by First Union, First Union National Bank and First Union Investors, Inc. as applicable, will not constitute a breach of or default under, the corporate charter or by-laws of First Union, or any material agreement, indenture or other instrument relating to indebtedness for money borrowed known to such counsel to which First Union is a party, or, to the best of such counsel's knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over First Union or any property of First Union, which breach or default would be reasonably likely to have a material adverse effect on First Union and its subsidiaries taken as a whole; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Indenture, the Option Agreement,

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                  the Calculation Agency Agreement or the Securities by First
                  Union, First Union National Bank and First Union Investors, Inc., as applicable, except such as may be required under applicable state securities or "blue sky" laws or as have been duly made or obtained;

                           (v) The Registration Statement has become effective
                  under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and each part of the Registration Statement, when such part became effective, any amendments thereof filed prior to the date of this Agreement, as of their respective effective dates, and the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, and each amendment thereof or supplement thereto, as of their respective effective or issue dates, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the respective rules and regulations of the Commission thereunder; such counsel has no reason to believe that any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement, or any amendments thereof or supplements thereto, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that, as of the Closing Date, either the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not

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                  misleading; it being understood that such counsel need express no opinion as to the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, as to the financial statements or other financial data contained in any part of the Registration Statement or the Prospectus, as to any statements or omissions made in reliance upon or in conformity with information furnished in writing to First Union by or on behalf of an Underwriter for use therein; and

                           (vi) First Union Investors, Inc. is not an "investment company" within the meaning of the Investment Company Act of 1940.

                  As to those matters which relate to the Trustee, such counsel may rely upon the certificate or certificates of such Trustee, and as to matters governed by New York law, upon the opinion of Sullivan & Cromwell.

                  (d) The Representative shall have received from Sullivan & Cromwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may reasonably require.

                  As to matters governed by North Carolina law, Sullivan & Cromwell may rely upon the opinion of Marion A. Cowell, Jr. delivered pursuant to
         Section 6(c).

                  (e) KPMG Peat Marwick LLP, as independent accountants of First Union, shall have furnished to the Representative a letter, dated as of the Closing Date, to the effect set forth in Schedule III hereto. Ernst & Young, LLP, as independent accountants of CoreStates Financial Corp, shall have furnished to the Representative a letter, dated as of the Closing Date, to the effect set forth in Schedule IV hereto.

                  (f) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, long-term debt, stockholders' equity or results of operations of First Union and its consolidated subsidiaries which the Representative concludes, after consultation with First Union, in the

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         judgment of the Representative is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

                  (g) First Union shall have furnished to the Representative such further information, certificates and documents as it may reasonably request prior to the Closing Date.

                  (h) Subsequent to the date of this Agreement, (i) no downgrading shall have occurred in the rating accorded First Union's unsecured debt securities or preferred stock by Standard & Poor's Ratings Group or by Moody's Investors Service, Inc. and (ii) neither such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of First Union's unsecured debt securities or preferred stock.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to First Union in writing or by telephone or telegraph confirmed in writing.

                  7. Indemnification and Contribution. (a) First Union agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or in any amendment thereof filed prior to the date hereof, or in the Registration Statement or the Prospectus, or in any

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amendment thereof or supplement thereto, or in any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) First Union will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to First Union by or on behalf of any Underwriter through the Representative specifically for use in the Prospectus or any supplement thereto or any related preliminary prospectus or preliminary prospectus supplement or of the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) such indemnity with respect to any related preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such related preliminary prospectus or preliminary prospectus supplement was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which First Union may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless First Union, each of its directors, each of its officers who signs the Registration Statement, and each person who controls First Union within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from First Union to each Underwriter, but only with reference to written information furnished to First Union by or on behalf of such Underwriter through the Representative specifically for use in the Pro-spectus or any supplement thereto or any related preliminary prospectus or preliminary prospectus supplement. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under
Section 7(a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 7(a) or
(b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 7(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence
(it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate national counsel, approved by the Representative, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed

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counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

                  (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by First Union on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of First Union on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by First Union on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by First Union bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by First Union on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. First Union and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Securities and not joint.

                  8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to First Union prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

                  9. Substituted Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on the Closing Date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule II bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may agree, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to Section 2 above be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and First Union for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or First Union. In such case either the Underwriters or First Union shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


                  10. Certain Liabilities Upon Termination. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 5(e) and 7 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all actual out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 5(e) and 7 hereof.

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of First Union or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or First Union or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(e), 7, 9, 12, 13 and 14 hereof shall survive the termination or cancellation of this Agreement.

                  12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto (including any Underwriter or Underwriters added pursuant to Section 9 hereof) and their respective successors, heirs, executors, administrators and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

                  13.  Applicable Law.  This Agreement will be
governed by and construed in accordance with the laws of the State of New York.

                  14. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

                  15. Remarketing. If a prospectus is required by the Act to be delivered in connection with offers and sales of the Securities (including any offers and sales of Securities by the Callholder (as defined in the Prospectus Supplement, including any assignee or successor of the Callholder) or the Underwriters or any of their affiliates) following any proposed exercise of the Call Option, the Floater Option or any other right resulting in an interest rate reset and remarketing of the Securities (the "Call Option" and "Floater Option" being as described in the

Prospectus Supplement), and it is necessary, in the reasonable opinion of counsel for the Underwriters or for First Union, at any such time to amend any registration statement or amend or supplement any prospectus or prospectus supplement in order that such prospectus or prospectus supplement will not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which made, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend any registration statement or file a new registration statement or amend or supplement any prospectus or issue a new prospectus or prospectus supplement in order to comply with the requirements of the Act or the Commission's rules, regulations or interpretations under the Act, First Union shall promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make any such registration statement or any such prospectus or prospectus supplement comply with such requirements, or promptly prepare and file any such new registration statement and prospectus as either of such counsel may reasonably deem necessary for such purpose, and furnish to the Callholder, the Underwriters, and any other persons participating in the proposed distribution such number of copies of such amendment, supplement, prospectus or other documents as they may reasonably request. In addition, First Union shall, in connection with any such proposed offer or sale of Securities by the Callholder, the Underwriters or any such other persons in which a prospectus is required by the Act to be delivered, (i) execute and deliver or cause to be executed and delivered legal documentation (including, without limitation, a purchase agreement or underwriting agreement and registration rights agreement with customary indemnities and contribution, covenants, representations and warranties, expense provisions (but without provision for express underwriting discounts or commissions), conditions, comfort letters and legal opinions) in form and substance reasonably satisfactory to First Union and counsel for the Underwriters, (ii) provide promptly upon request updated consolidated financial statements to the date of its latest report filed with the Commission, and (iii) to the extent First Union and the Callholder, the Underwriters or any such other persons deem reasonably necessary for successful completion of such offering and sale of the Securities, make available senior management of First Union for road show and one-on-one presentations. This Section 15 shall not supercede or modify the provisions of Section 5(d) of this Agreement.

                  All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the address of the Representative as set forth in Schedule I hereto; and if to First Union shall be sufficient in all respects if delivered or sent by registered mail to the address of First Union set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 7(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to First Union by the Representative upon request.

                  15. Action by Underwriters. Any action under this Agreement taken by the Underwriters jointly or by the firm signing below on behalf of you as the Representative will be binding upon all the Underwriters.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between First Union and the Underwriters.

                                                     Very truly yours,

                                                FIRST UNION CORPORATION

                                                /s/ Kenneth R. Stancliff
                                                ---------------------------
                                                Name: Kenneth R. Stancliff
                                                Title: Senior Vice President


The foregoing Agreement is
hereby confirmed and
accepted as of the date
first above written.


By: FIRST UNION CAPITAL MARKETS,
    a division of Wheat First Securities, Inc.

On behalf of the Underwriters
set forth in Schedule II



By: /s/ William B. Cameron
    ---------------------------
    Name: William B. Cameron
    Title: Vice President

         SCHEDULE I


Title of Designated Securities:

         6.30% Putable/Callable Subordinated Notes Due April 15,
         2028

Aggregate Principal Amount:

         $200,000,000

Price to Public:

          99.622% of the principal amount of the Designated
          Securities

Purchase Price by Underwriters:

         98.970% of the principal amount of the Designated
         Securities

Specified Funds for Payment of Purchase Price:

         Immediately available funds by wire

Indenture:

         Indenture, dated as of March 15, 1986, as supplemented by the First Supplemental Indenture, dated as of August 1, 1990, the Second Supplemental Indenture, dated as of November 15, 1992, and the Third Supplemental Indenture, dated as of February 7, 1996, between First Union and Harris Trust and Savings Bank, as Successor Trustee to The Bank of New York (formerly Irving Trust Company)

Maturity:

         April 15, 2028

Interest Rate:

         6.30% per annum until April 15, 2008; potentially reset thereafter as described in the Prospectus Supplement

Interest Payment Dates:

         April 15 and October 15 of each year, commencing
         October 15, 1998

Regular Record Dates:

         April 1 and October 1 of each year

Mandatory Redemption:

         See Prospectus Supplement

Call Option and Second Call Option:

         See Prospectus Supplement

Put Option:

         See Prospectus Supplement

Floater Option and Call Option Override:

         See Prospectus Supplement

Coupon Reset Process and Floater Option Coupon Reset
Process:

         See Prospectus Supplement

Option Agreement:

         Letter Agreement dated April 23, 1998 among First Union
         Corporation, First Union Investors, Inc. and First
         Union Capital Markets, a division of First Wheat
         Securities, Inc., as Agent

Calculation Agency Agreement:

         Calculation Agency Agreement dated April 23, 1998 between First Union Corporation and First Union
         National Bank

Sinking Fund Provisions:

         None

Conversion Provisions:

         None

Exchange Provisions:

         None

Other Terms:

         See the Prospectus Supplement

Additional Comfort Letter Coverage:

         Ernst & Young, LLP (for CoreStates Financial Corp)

Form of Designated Security:

         Global securities, fully registered in denominations set forth in the Prospectus Supplement, and maintained in book-entry form by or through The Depository Trust Company

Closing Date and Place:

         April 23, 1998 at 10:00 A.M. (E.S.T.)
                      Sullivan & Cromwell
                      125 Broad Street
                      New York, New York 10004

Restricted Period Under Section 5(g) of Underwriting
Agreement:

         April 23, 1998 through Closing Date

Office for Payment for Designated Securities:

         To be paid by wire in immediately available funds

Name of Representative:

         First Union Capital Markets, a division of Wheat First
         Securities, Inc.

Address for Notices, etc.:

         First Union Capital Markets Group
         One First Union Center
         Charlotte, North Carolina  28288

         Attention:  William Cameron

         With a copy to:

         Sullivan & Cromwell
         125 Broad Street
         New York, New York  10004

         Attention: Robert B. Hiden, Jr.



                                   SCHEDULE II


                                                                                                Principal
                                                                                                Amount of
                                                                                                Securities
                                                                                                  to be
                  Underwriter                                                                   Purchased
                  -----------                                                                   ---------

         First Union Capital Markets, a division
         of Wheat First Securities, Inc.......................................................$ 50,000,000
         Credit Suisse First Boston Corporation...............................................  50,000,000
         Lehman Brothers Inc.  ...............................................................  50,000,000
         Morgan Stanley & Co. Incorporated....................................................  50,000,000
         Total............................................................................... $200,000,000


                                  SCHEDULE III


                  Pursuant to Section 6(e) of the Underwriting Agreement, the independent accountants of First Union shall provide a comfort letter to the effect that:

                (i) They are independent certified public accountants with respect to First Union and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Prospectus as amended or supplemented comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations thereunder;

              (iii) On the basis of limited procedures, not constituting an audit, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of First Union and its subsidiaries, inspection of the minute books of First Union and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented, inquiries of officials of First Union and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of changes in financial position included or incorporated by reference in First Union's most recent Quarterly Report on Form 10-Q incorporated by reference in the Prospectus (if any) as amended or supplemented does not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in First Union's most recent Annual Report on Form 10-K;

                  (B) any unaudited financial data included in the Prospectus as amended or supplemented as at any time, or for any period ending, after the end of the latest interim period covered by a Quarterly Report on Form 10-Q of First Union or year ended for which First Union has filed an Annual Report on Form 10-K (whichever is more recent) (and any data for any comparable prior period included therein) do not agree with the corresponding amounts in the unaudited consolidated financial statements from which such data are derived, or any such unaudited financial data were not deter mined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in First Union's most recent Annual Report on Form 10-K;

                  (C) the unaudited pro forma consolidated condensed financial statements (if any) included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                  (D) as of a specified date not more than five days prior to the date of delivery of such letter there have been any changes in the capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented) or long-term debt of First Union or any of its subsidiaries, or any decreases in consolidated stockholders' equity, consolidated assets, consolidated deposits, or allowance for loan losses of First Union or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included or


                                                 III-2
         incorporated by reference in the Prospectus as amended or supplemented except in each case for changes, increases or decreases which the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter; and

                  (E) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus as amended or supplemented to the end of the latest period for which financial statements are available there were any decreases in consolidated net interest income, net interest income after provision for loan losses, or the total or per share amounts of net income of First Union or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for increases or decreases which the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter;

             (iv) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in subparagraph (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by the Representative which are derived from the general accounting records of First Union and its subsidiaries, which appear in the Prospectus as amended or supplemented (excluding documents incorporated by reference), in exhibits to the Registration Statement specified by the Representative, or in documents incorporated by reference in the Prospectus specified by the Representative, and have compared certain of such amounts, percentages and financial information with the accounting records of First Union and its subsidiaries and have found them to be in agreement.



                                                 III-3

                                   SCHEDULE IV


                  Pursuant to Section 6(e) of the Underwriting Agreement, the independent accountants of CoreStates Financial Corp ("CoreStates") shall provide a comfort letter to the effect that:

                (i) They are independent certified public accountants with respect to CoreStates and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Prospectus as amended or supplemented comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the published rules and regulations thereunder;

              (iii) On the basis of limited procedures, not constituting an audit, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of CoreStates and its subsidiaries, inspection of the minute books of CoreStates and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented, inquiries of officials of CoreStates and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) as of a specified date not more than five days prior to the date of delivery of such letter there have been any changes in the capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented) or long-term debt of CoreStates or any of its subsidiaries, or any decreases in consolidated stockholders' equity, consolidated assets, consolidated deposits, or allowance for loan losses of CoreStates or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus as amended or supplemented except in each case for changes, increases or decreases which the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter; and

                  (B) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus as amended or supplemented to the end of the latest period for which financial statements are available there were any decreases in consolidated net interest income, net interest income after provision for loan losses, or the total or per share amounts of net income of CoreStates or other items specified by the Representative, or any increases in any items specified by the Representative, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representative, except in each case for increases or decreases which the Prospectus as amended or supplemented discloses have occurred or may occur or which are described in such letter.